Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AAC Holdings, Inc.

Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 10, 2015, relating to the consolidated financial statements of AAC Holdings, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Nashville, Tennessee

November 18, 2015